UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2018

Future FinTech Group Inc.

(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8187-8277

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 6, 2018, the board of directors (the “Board”) of Future FinTech Group Inc. (the “Company”) appointed Mr. Yiliang Li as a member of the Board and a member of the Compensation Committee and the Audit Committee of the Board, effective immediately, to fill the vacancies created by the resignation of Mr. Guolin Wang, as disclosed in the Company’s Current Report on Form 8-K filed on May 1, 2018.

Mr. Li, age 55, has served as the Chairman of Dagong (Beijing) International Fund Management Co., Ltd. (“Dagong Beijing”) since October, 2015. From January, 2013 to October, 2015, Mr. Li was the head of the preparation committee for the establishment of Dagong Beijing. Mr. Li has also served as the Chairman of China Consumer Economy Association since December, 2017. Mr. Li received his Bachelor Degree of Engineering from Shandong University of Technology in 1982 and his Master Degree of Political Economics in 1995.

There are no arrangements or understandings between Mr. Li and any other person pursuant to which Mr. Li was appointed as a director of the Company.  In addition, there is no family relationship between Mr. Li and any director or executive officer of the Company.

Based on its investigation, the Board determined that Mr. Li is an “independent director” under Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended, and as defined by NASDAQ Rule 5605(a)(2).  The Board also determined that, based on its review, Mr. Li qualifies as a “Non-Employee Director” as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and an “outside director” under Section 162(m) of the Internal Revenue Code and related regulations.

In connection with his appointment, the Company entered into a director agreement with Mr. Li (the “Agreement”).  Under the terms of the Agreement, Mr. Li will receive annual compensation in the amount of $8,850, plus reimbursement of expenses.  The Agreement imposes certain customary confidentiality and non-disclosure obligations on Mr. Li. The description contained herein of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

10.1	Director Agreement, dated May 6, 2018, by and between Future FinTech Group Inc. and Yiliang Li.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Future FinTech Group Inc.

Date: May 8, 2018	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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